SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
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         14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ROGERS CORPORATION
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                                [LOGO] ROGERS
                                       CORPORATION

One Technology Drive / P.O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Rogers Corporation, a Massachusetts corporation, will be held on Thursday, April 24, 2003, at 10:30 A.M. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, for the following purposes:

1. To fix the number of and to elect a board of directors for the ensuing year.

2. To transact such other business as may properly come before the meeting.

Stockholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 5, 2003, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope. If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares electronically over the internet or by telephone. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted.

We cordially invite you to attend the meeting.


By Order of the Board of Directors
Robert M. Soffer, Clerk
March 20, 2003

Proxy Statement Table of Contents

Page

1     Voting Information

2     Election of Directors (Proposal 1)

3     Stock Ownership of Management

4     Beneficial Ownership of More Than Five Percent of Rogers Stock

5     Corporate Governance Practices

6     Board of Directors

6        Meetings; Certain Committees

6        Directors' Compensation

7        Audit Committee Report

8     Executive Compensation

8        Summary Compensation Table

10       Option Grants in Last Fiscal Year

11       Aggregated Option Exercises in the Last Fiscal Year and Fiscal
          Year-End Option Values

12       Retirement Plans

13       Equity Compensation Plan Information

14       Compensation and Organization Committee Report

17       Performance Graph

18    Termination of Employment and Change of Control Arrangements

18    Audit Matters

19    Section 16(a) Beneficial Ownership Reporting Compliance

19    Proposals of Stockholders

19    Solicitation of Proxies

19    By-Law Amendments Approved By the Directors in 2002

20    "Householding" of Proxy Materials

A-1   Appendix A: Rogers Corporation Audit Committee Charter

                                [LOGO] ROGERS
                                       CORPORATION

One Technology Drive / P.O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Proxy Statement

March 20, 2003

We are providing you with this proxy statement in connection with the solicitation of proxies by the board of directors of Rogers Corporation for the Annual Meeting of Stockholders to be held on Thursday, April 24, 2003, at 10:30 A.M. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut.

If you are a stockholder of record as of the close of business on March 5, 2003, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 15,570,444 shares of capital stock, $1 par value per share, of Rogers were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Clerk of Rogers, by executing a proxy with a later date, or by attending and voting at the meeting.

If you sign your proxy card, but do not give voting instructions, the proxy will be voted FOR fixing the number of directors for the ensuing year at nine and the election of the nominees to the board of directors shown on the next page under the heading "NOMINEES FOR DIRECTOR".

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the stock exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name to fix the size of the board and for the election of directors even if they do not receive instructions from the beneficial owners.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the nine highest number of votes will be elected, even if such votes do not constitute a majority of the votes cast.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Stockholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to this matter in accordance with the judgment of the persons named as proxies.

This proxy statement and the accompanying proxy are first being mailed to you on or about March 24, 2003. In addition, we are enclosing a copy of our 2002 annual report.

Proposal 1: Election of Directors

The directors of Rogers are elected annually and hold office until the next Annual Meeting of Stockholders and thereafter until their successors have been elected and qualified. The board of directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the board of directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the April 2002 Annual Meeting of Stockholders.

NOMINEES FOR DIRECTOR


                          Age/Year
                        First Became
Name                      Director      Principal Occupations During the Past Five Years and Other Directorships
----------------------------------------------------------------------------------------------------------------

Leonard M. Baker         68 / 1994      Retired (as of December 2001) Senior Vice President, Chief
                                        Technical Officer, June 2000 to December 2001 and prior to that
                                        Vice President Technology, Praxair, Inc.

Harry H. Birkenruth      71 / 1964      Retired (as of June 1998) Chairman, March 1997 to June 1998, and
                                        prior to that President, Chief Executive Officer, Rogers
                                        Corporation; Director: Instrument Manufacturing Co., Inc.

Walter E. Boomer         64 / 1997      Chief Executive Officer since March 31, 1997, Chairman of the
                                        Board of Directors since April 25, 2002 and prior to that President since March 31, 1997, Rogers Corporation; Director: Baxter
                                        International, Inc. and Cytyc Corporation

Edward L. Diefenthal     60 / 1998      Vice Chairman and Chief Executive Officer, Director, Southern
                                        Holdings, Inc.

Gregory B. Howey         60 / 1994      President, Director, Okay Industries, Inc.

Leonard R. Jaskol        65 / 1992      Retired (as of December 1998) Chairman, Chief Executive Officer,
                                        Director, Lydall, Inc.

Eileen S. Kraus          64 / 2001      Retired (as of July 2000) Chairman, Fleet National Bank -
                                        Connecticut, a subsidiary of FleetBoston Financial Corporation;
                                        Director: Kaman Corporation and The Stanley Works

William E. Mitchell      59 / 1994      President and Chief Executive Officer since February 2003,
                                        Director, Arrow Electronics, Inc.; Executive Vice President,
                                        September 2001 to January 2003 and Vice President, March 1999 to
                                        August 2001, Solectron Corporation and President, Solectron
                                        Global Services, Inc., March 1999 to January 2003; Chairman, May
                                        1997 to February 1999, Chief Executive Officer, June 1996 to
                                        February 1999, Director, Sequel, Inc.

Robert G. Paul           61 / 2000      President, Chief Executive Officer, Director, Allen Telecom Inc.

The board of directors recommends a vote FOR fixing the number of directors for the ensuing year at nine and the election of the above named nominees.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers capital stock as of March 5, 2003, by each of the current directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and by all directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.


                                                     Beneficial Ownership
                                                   ------------------------       Total
                                                     Total        Percent         Stock
Name of Person or Group                            Shares(1)    of Class(2)    Interest(3)
------------------------------------------------------------------------------------------

Leonard M. Baker                                      40,538         *             40,538
Harry H. Birkenruth                                  153,328         *            155,096
Walter E. Boomer                                     210,872        1.34          219,938
Edward L. Diefenthal                                  31,540         *             31,540
Gregory B. Howey                                      38,770         *             45,151
Leonard R. Jaskol                                     48,047         *             51,850
Bruce G. Kosa (4)                                     59,012         *             59,012
Eileen S. Kraus                                        9,480         *             11,483
William E. Mitchell (4)                               32,165         *             32,165
Robert G. Paul                                        19,186         *             19,186
John A. Richie                                        63,412         *             63,412
Frank H. Roland                                       20,672         *             20,672
James M. Rutledge                                      1,017         *              1,017
Robert D. Wachob (4)                                 238,338        1.51          238,338

All Directors and Executive Officers as a Group
 (16 persons)                                      1,057,196        6.44        1,080,217

<F1>  Represents the total number of currently owned shares and shares acquirable within 60 days of March 5, 2003 through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Baker/32,784; Birkenruth/138,837; Boomer/184,018; Diefenthal/28,132; Howey/30,512; Jaskol/33,052; Kosa/37,433;
      Kraus/9,480; Mitchell/29,466; Paul/13,564; Richie/50,033;
      Roland/18,901; Rutledge/0; Wachob/188,291; and the group of 16 individuals/850,936.
<F2>  Represents the percent of ownership of total outstanding shares of capital stock with the * indicating that the amount of ownership represents less than 1% of outstanding capital stock.
<F3>  Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers' compensation programs.
<F4>  Messrs. Kosa, Mitchell and Wachob own, respectively, 13,576; 2,699 and 34,347 shares included above as to which investment and voting power is shared with spouses.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the Securities and Exchange Commission on Schedule 13G under the Securities and Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed below.


                                                 Shares
                                              Beneficially    Percent of
Name and Address of Beneficial Owner              Owned        Class (1)
------------------------------------------------------------------------

Capital Research and Management Company(2)      1,706,800        11.0
333 South Hope Street
Los Angeles, California 90071

Lord, Abbett & Co.                              1,406,413         9.0
90 Hudson Street
Jersey City, New Jersey 07302

Westport Asset Management, Inc.(3)              1,997,100        12.8
253 Riverside Avenue
Westport, Connecticut 06880

<F1>  As of the record date, March 5, 2003.
<F2>  Capital Research and Management Company, a registered investment advisor, has investment power with respect to all of the shares listed above. SMALLCAP World Fund, Inc., an investment company which is advised by Capital Research and Management Company, has sole voting power with respect to 956,800 of the shares listed above. Capital Research and Management Company disclaims beneficial ownership of all such shares.
<F3>  Westport Asset Management, Inc., a registered investment advisor, has sole voting and investment power with respect to 158,400 of the shares listed above, has shared voting power with its affiliate Westport Advisers LLC with respect to 1,420,500 of the shares listed above, and has shared investment power with respect to 1,838,700 of the shares listed above. All shares are held in certain discretionary managed accounts. Westport Asset Management, Inc. disclaims beneficial ownership of all such shares.

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices and such basic principles are described below. Once the new regulatory requirements are finalized, these principles will be modified, but what will not change is the company's commitment to achieving corporate governance excellence.

      1. The board of directors is accountable to stockholders. Its primary purpose is to work with management to maximize long-term stockholder value while ensuring that procedures are in place to maintain the integrity of the company.

      2.    All directors stand for election annually.

      3. No current member of management, other than the CEO, serves on the board of directors.

      4. Except for the current CEO and the previous CEO, all of the directors are independent under the proposed New York Stock Exchange rules.

      5. The charters of the committees of the board of directors are approved by the entire board and such charters clearly establish committee responsibilities.

      6. The: (i) Audit, (ii) Compensation and Organization and (iii) Nominating and Governance Committees consist solely of independent directors.

      7. The Audit Committee has more than one member who has accounting or financial management expertise, and has one member who is an "Audit Committee Financial Expert" as defined by the SEC.

      8. The board of directors regularly meets in executive session and there is a "lead director".

      9. The board of directors annually evaluates its own performance and that of the CEO.

      10. The board of directors annually reviews and approves a strategic plan and a one-year operating plan that is linked to strategic objectives.

      11. The board of directors oversees CEO and other senior management succession planning.

      12. Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

Board of Directors

MEETINGS; CERTAIN COMMITTEES

The Rogers board of directors held eight meetings during 2002. The board of directors has five regular committees, including an Audit Committee, a Compensation and Organization Committee and a Nominating and Governance Committee. All directors attended more than 75 percent in the aggregate of the total number of meetings in 2002 of the board and the committees on which each such director served.

The Audit Committee held three formal meetings in 2002. The Audit Committee has functions that include making recommendations with respect to the selection of the independent auditors of Rogers, meeting with the independent auditors to review the scope, accuracy and results of the audit, and making inquiries as to the adequacy of Rogers accounting, financial and operating controls. Mr. Paul is the chairperson of the Audit Committee, with Mr. Howey and Ms. Kraus as members. Each of these individuals is "independent", as defined in the New York Stock Exchange's listing standards and Mr. Paul is deemed to be an "Audit Committee Financial Expert" as defined by the SEC. The Audit Committee Report is on the next page and its revised charter is attached to this proxy statement as Appendix A.

The Compensation and Organization Committee held five meetings in 2002. This committee has functions that include reviewing the salary system to ensure external competitiveness and internal consistency and reviewing incentive compensation plans to ensure that they continue to be effective incentive and reward systems. The Compensation and Organization Committee also determines the CEO's compensation and approves or disapproves the CEO's recommendations with respect to the compensation of executive officers who report to him. Mr. Jaskol is chairperson of the Compensation and Organization Committee, with Messrs. Diefenthal and Paul as members. This committee's compensation report begins on page 14.

The Nominating and Governance Committee held four meetings in 2002. This committee has functions that include reviewing the qualifications of candidates for director, nominating incumbent directors for reelection, addressing corporate governance issues, evaluating the performance of the CEO and at least yearly, conducting a review of the performance of the board of directors. Mr. Mitchell is the chairperson of the Nominating and Governance Committee with Dr. Baker and Ms. Kraus as members. The Nominating and Governance Committee will consider nominees recommended by stockholders if such recommendations for director are submitted in writing to the Clerk of Rogers.

DIRECTORS' COMPENSATION

For 2002, each director who was not an employee of Rogers earned an annual retainer of $18,000, plus $1,260 for each board meeting attended and $1,500 or $1,000 for each committee meeting attended, the amount varying by capacity as chairperson or as a member. Fees for telephonic meetings are generally one-half of such amounts.

Under the 1998 Stock Incentive Plan, the retainer fee for non-employee directors is paid semi-annually in shares of Rogers capital stock, with the number of shares of stock granted based on its then fair market value. Stock options are also granted to non-employee directors twice a year. In 2002, the first such semi-annual stock option grant was for 2,250 shares, while the second stock option grant was for 4,500 shares and in both cases with an exercise price equal to the fair market value of a share of Rogers capital stock as of the date of grant. Such options are immediately exercisable and expire ten years from the date of grant.

Under Rogers Voluntary Deferred Compensation Plan for Non-Employee Directors, such individuals may defer all or a portion of their annual retainer and meeting fees, regardless of whether such amounts would have been paid in cash or in Rogers capital stock.

Mr. Birkenruth, a former Rogers executive and a member of its board of directors, provided consulting services to Rogers in 2002. He received $8,800 of compensation for such services. In 2002, Dr. Baker received $2,544 of consulting fees from Rogers.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Ernst & Young LLP, Rogers independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards including Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Rogers and has received the written disclosure and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Rogers internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Rogers internal controls, and the overall quality of Rogers financial reporting. The Audit Committee held three formal meetings during 2002. Additionally, the Audit Committee participated telephonically in quarterly closing conferences with the independent auditors and management during which financial results and related issues were reviewed and discussed prior to the release of quarterly results to the public.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 29, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board of Directors has approved the selection of Ernst & Young LLP as Rogers independent auditors for fiscal year 2003.

Audit Committee:    Robert G. Paul, Chairperson
                    Gregory B. Howey, Member
                    Eileen S. Kraus, Member

Executive Compensation

The tables, graph and narrative on pages 8 through 17 of this proxy statement set forth certain compensation information about Rogers' Chief Executive Officer and its other five most highly compensated executive officers as of the last completed fiscal year.

SUMMARY COMPENSATION TABLE


                                                                             Long-Term
                                                                            Compensation
                                        Annual Compensation                    Awards
                                        --------------------------------    ------------
                                                                 Other          Stock          All
                                                                Annual         Options        Other
Name and Principal                                              Compen-      (Number of      Compen-
Position(1)                    Year     Salary     Bonus(2)    sation(3)       Shares)      sation(4)
-----------------------------------------------------------------------------------------------------

Walter E. Boomer               2002    $450,112    $224,524      $1,278        75,000        $21,791
Chairman of the Board and      2001     439,816                   1,235        40,000         31,978
 Chief Executive Officer       2000     400,198     442,462         874        50,000         30,547

Robert D. Wachob               2002     290,702     113,745                    50,000          7,500
President and Chief            2001     255,228         966                    18,000         11,598
 Operating Officer             2000     239,078     215,801         543        50,500         10,742

James M. Rutledge              2002     207,579      62,868           8        25,000         28,981
Vice President,                2001
 Finance and CFO               2000

Bruce G. Kosa                  2002     171,072      48,123         794        10,000          9,989
Vice President, Technology     2001     164,712                     487        12,800         11,432
                               2000     154,272     104,090         159        23,300         11,122

John A. Richie                 2002     163,982      46,976                    15,000          7,764
Vice President,                2001     148,084                     508         6,000          9,629
 Human Resources               2000     139,182      95,512          50        27,000          9,437

Frank H. Roland                2002     207,272      62,455                     4,000         12,352
Vice President,                2001     200,366                     114         6,000         15,177
 Business Development          2000     190,828     126,350         101         5,000         18,545

<F1>  During 2002, Mr. Roland ceased being Vice President, Finance and CFO and was succeeded in such positions by Mr. Rutledge. Accordingly, during 2002, Mr. Roland ceased to be an executive officer even though he continues to be employed as an officer of Rogers.
<F2>  For 2002 and 2000, amounts include bonuses earned pursuant to the
      Rogers Annual Incentive Compensation Plan (the "Annual Incentive Plan") and the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation (the "Enhancement Plan"). Overall corporate performance did not meet targeted levels for 2001, and as a result, none of the Named Executive Officers earned a bonus for 2001.

                   (footnotes continued on following page)




      The Enhancement Plan was adopted in 1997 to indirectly supplement the retirement benefit provided to senior management. Enhancement Plan payments are made in shares of Rogers capital stock. In general, the bonus under the Enhancement Plan is equal to 10% of the bonus earned under the Annual Incentive Plan except as increased by an "earnings credit" for bonuses earned before 1996. Such payments are based on an average closing price of the capital stock. In addition, certain individuals received, over time, retroactive Enhancement Plan related payments for bonuses earned for 1993, 1994 and 1995 and the amounts for 1995 are reflected in the table. The next paragraph describes the specific amounts earned under the Enhancement Plan by each of the Named Executive Officers.
      The amounts paid in 2003 under the Enhancement Plan with respect to bonuses earned for 2002 under the Annual Incentive Plan are as follows (for each individual the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Boomer - 791 shares/$20,255; Mr. Wachob - 401 shares/$10,261; Mr. Rutledge - 222 shares/$5,670; Mr. Kosa - 170 shares/$4,340; Mr. Richie - 166 shares/$4,237 and Mr. Roland - 220 shares/$5,634. No bonuses were earned for 2001 and hence there were no related Enhancement Plan payments. The amounts paid in 2001 under the Enhancement Plan with respect to bonuses earned for 2000 under the Annual Incentive Plan are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Boomer - 1,034shares/$40,550; Mr. Wachob - 466 shares/$18,274; Mr.
      Kosa - 224 shares/$8,754; Mr. Richie - 202 shares/$7,898 and Mr. Roland - 296 shares/$11,577. The amounts paid in July of 2000 under the Enhancement Plan with respect to retroactive payments for the 1995 bonuses are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Wachob - 426 shares/$15,484; Mr. Kosa - 222 shares/$8,053 and Mr. Richie - 242 shares/$8,785. The valuations in the table are, however, based upon the closing price of the capital stock on February 27, 2003 ($27.78) in the case of payments made for 2002, February 20, 2001 ($35.75) in the case of payments made for 2000, and on July 7, 2000 ($38.50) in the case of retroactive payments made for 1995. If an employee disposes of any shares of capital stock received under the Enhancement Plan, then the employee may not be entitled to any future awards under the Enhancement Plan.
<F3>  Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the individual. All amounts shown reflect the reimbursement of taxes on non-qualified defined benefit pension plan accruals.
<F4>  Amounts shown for 2002 include: (i) Rogers matching contributions to the Rogers Employee Savings and Investment Plan, a 401(k) plan - Messrs. Boomer and Wachob each received $5,000, while Messrs. Rutledge, Kosa, Richie and Roland received $4,355; $4,205; $4,189 and $4,708, respectively, (ii) matching contributions under Rogers' non-qualified deferred compensation plan for Messrs. Boomer, Wachob, Kosa and Roland of $6,614; $2,500; $394 and $913, respectively, (iii) Rogers payment of life insurance premiums for Messrs. Boomer, Rutledge, Kosa, Richie and Roland of $10,177; $4,626; $4,523; $3,575
      and $6,731, respectively, (iv) a patent award for Mr. Kosa of $867 and (v) a hiring bonus for Mr. Rutledge of $20,000. Amounts for 2001 and 2000 include similar matching contributions by Rogers for deferrals made under the 401(k) plan and the non-qualified deferral plan.

OPTION GRANTS IN LAST FISCAL YEAR


                                       Individual Grants                        Potential Realizable
                     -----------------------------------------------------        Value at Assumed
                                    % of Total                                 Annual Rates of Stock
                     Number of        Options       Exercise                     Price Appreciation
                     Securities     Granted to       Price                      For Option Terms (3)
                     Underlying      Employees        Per       Expiration    ------------------------
Name                 Options(1)    in Fiscal Yr.    Share(2)       Date           5%            10%
------------------------------------------------------------------------------------------------------

Walter E. Boomer       75,000          15.8%         $26.11      10/23/12     $1,231,533    $3,120,946

Robert D. Wachob        7,658           1.6%          26.11      10/23/12        125,748       318,669
                       42,342           8.9%          26.11      10/23/12        695,274     1,761,961

James M. Rutledge      10,000           2.1%          29.59        1/3/12        186,090       471,588
                       15,000           3.2%          26.11      10/23/12        246,307       624,189

Bruce G. Kosa          10,000           2.1%          26.11      10/23/12         72,137       159,404

John A. Richie          6,218           1.3%          26.11      10/23/12         44,855        99,118
                        8,782           1.9%          26.11      10/23/12         63,351       139,989

Frank H. Roland         4,000           0.8%          26.11      10/23/12         28,855        63,762

<F1>  The 10/23/02 stock option grants for Messrs. Boomer, Rutledge, Kosa and Roland become exercisable in one-third increments on the second, third, and fourth anniversary dates of the grant. Mr. Wachob's 10/23/02 stock option grant for 7,658 shares becomes exercisable as follows: 3,829 shares on the fourth anniversary of the grant date; and 3,829 shares on 1/1/07. Mr. Wachob's 10/23/02 stock option grant for 42,342 shares becomes exercisable as follows: 16,666 shares each on the second and third anniversary dates of the grant; and 9,010 shares on the fourth anniversary of the grant date. Mr. Rutledge's 1/3/02 stock option grant for 10,000 shares becomes exercisable in one-third increments on the second, third, and fourth anniversary dates of the grant. Mr. Richie's 10/23/02 stock option grant for 6,218 shares becomes exercisable as follows: 1,218 shares on the third anniversary of the grant date; 3,829 shares on the fourth anniversary of the grant date; and 1,171 shares on 1/1/07. Mr. Richie's 10/23/02 stock option grant for 8,782 shares becomes exercisable as follows: 5,000 shares on the second anniversary of the grant date and the remainder on the third anniversary of the grant date. Stock option grants made on the same day for the same individual were essentially one grant, but are shown separately since a portion of the total amount was an incentive stock option and a portion was a non-qualified stock option. If combined, the related vesting schedules would, in general, follow Rogers' more traditional patterns. The exercise schedules may change in the event of death, retirement or a change in control of Rogers, in which case the stock options become immediately exercisable in full. All stock options may expire earlier than the date listed due to termination of employment, death, or retirement.
<F2>  The exercise price of all of these stock options was based on the fair market value of a share of Rogers capital stock as of the grant date.
<F3>  Potential realizable value is based on an assumption that the Rogers stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the stock option term. THE HYPOTHETICAL FUTURE VALUES REFLECTED IN THIS TABLE REPRESENT ASSUMED RATES OF APPRECIATION ONLY. THESE RATES ARE SET BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES AND STOCK HOLDINGS ARE DEPENDENT ON MANY FACTORS, INCLUDING BUT NOT LIMITED TO, THE FUTURE PERFORMANCE OF ROGERS STOCK AND OVERALL STOCK MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT THE AMOUNTS REFLECTED IN THIS TABLE WILL BE ACHIEVED.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES


                                                                                     Value of Unexercised
                     Number of                            Number of                      In-The-Money
                      Shares                         Unexercised Options                  Options at
                     Acquired                         at Fiscal Year-End              Fiscal Year-End(2)
                       Upon          Value       ------------------------------------------------------------
Name                 Exercise     Realized(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------

Walter E. Boomer      14,316        $135,000       184,018         176,666       $1,052,507     $175,235
Robert D. Wachob                                   193,291          70,209        1,361,832
James M. Rutledge                                                   25,000
Bruce G. Kosa          9,000         139,750        49,333          17,667          135,955
John A. Richie                                      50,033          22,667          161,917
Frank H. Roland        9,433         186,426        18,901          16,666          143,714       13,994

<F1>  Defined as the difference between the fair market value of the capital stock and the exercise price of the stock option at time of exercise.
<F2>  Defined as the difference between the closing price of the capital stock at fiscal year-end and the exercise price of the option. An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option at the measurement date.

RETIREMENT PLANS

The Pension Plan Table below reflects estimated annual benefits payable at age 65, the normal retirement age, at various compensation levels and years of service pursuant to Rogers' non-contributory defined benefit pension plans for domestic salaried employees.

Annual Pension Benefits (1) (2) (3)


                                                      Years of Service
Final Average    -------------------------------------------------------------------------------------------
Earnings(4)      5 years    10 years    15 years    20 years    25 years    30 years    35 years    40 years
------------------------------------------------------------------------------------------------------------

$125,000         $10,110    $20,230     $ 30,340    $ 40,450    $ 50,570    $ 60,680    $ 63,800    $ 66,930
 150,000          12,300     24,600       36,900      49,200      61,500      73,800      77,550      81,300
 175,000          14,490     28,980       43,460      57,950      72,440      86,930      91,300      95,680
 200,000          16,680     33,350       50,030      66,700      83,380     100,050     105,050     110,050
 225,000          18,860     37,730       56,590      75,450      94,320     113,180     118,800     124,430
 250,000          21,050     42,100       63,150      84,200     105,250     126,300     132,550     138,800
 275,000          23,240     46,480       69,710      92,950     116,190     139,430     146,300     153,180
 300,000          25,430     50,850       76,280     101,700     127,130     152,550     160,050     167,550
 325,000          27,610     55,230       82,840     110,450     138,070     165,680     173,800     181,930
 350,000          29,800     59,600       89,400     119,200     149,000     178,800     187,550     196,300
 375,000          31,990     63,980       95,960     127,950     159,940     191,930     201,300     210,680
 400,000          34,180     68,350      102,530     136,700     170,880     205,050     215,050     225,050
 425,000          36,360     72,730      109,090     145,450     181,820     218,180     228,800     239,430
 450,000          38,550     77,100      115,650     154,200     192,750     231,300     242,550     253,800
 475,000          40,740     81,480      122,210     162,950     203,690     244,430     256,300     268,180

<F1>  Benefits are calculated on a single life annuity basis.
<F2>  Federal law limits the amount of benefits payable under tax qualified plans, such as the Rogers Corporation Defined Benefit Pension Plan. Rogers has adopted a non-qualified retirement plan for the payment of amounts to all plan participants who may be affected by such limitations. In general, the total pension benefit due an individual will be actuarially equivalent to the amount calculated under Rogers' qualified pension plan as if such federal benefit limitations did not exist. Accordingly, the benefits shown have not been reduced by such limitations.
<F3>  Rogers also maintains a Supplemental Executive Retirement Agreement with Mr. Boomer who is currently 64 years old. Under this agreement, if Mr. Boomer remains employed by Rogers until at least April 1, 2004, he will be entitled to an annual retirement benefit equal to $54,735 for the rest of his life or the actuarial equivalent of this amount. Such payments are in addition to any benefits he is eligible to receive under Rogers' qualified and non-qualified pension plans. Mr. Boomer or Mr. Boomer's spouse, in the event of Mr. Boomer's death, is also entitled to this retirement benefit if, prior to April 1, 2004, Mr. Boomer dies, becomes disabled, or if his employment is terminated without cause or as a result of a constructive termination, or if there is a change in control of Rogers. If Mr. Boomer's employment is terminated for cause, however, he is not entitled to any retirement benefit under the agreement. In addition, if Mr. Boomer violates the terms of the agreement's seven year non-competition provision, Rogers may stop making payments under the agreement to him.
<F4>  Final average earnings is the average of the highest consecutive five of the last ten years' annual earnings as of June 1 of each year. Covered compensation includes only salary. The five-year average earnings for such individuals, other than Messrs. Rutledge and Roland, and their estimated years of credited service are: Mr. Boomer, $409,152 and 6 years; Mr. Wachob, $246,958 and 20 years; Mr. Kosa, $156,738 and 40 years and Mr. Richie, $143,577 and 26 years. In the case of Mr. Rutledge, earnings for calculating his pension would currently be based on average earnings of $210,002 and two years of service and in the case of Mr. Roland, earnings for calculating his pension would currently be based on average earnings of $196,996 and five years of service.

EQUITY COMPENSATION PLAN INFORMATION

The table and footnotes below describe those equity compensation plans approved and not approved by security holders of Rogers Corporation as of December 29, 2002, the end of the company's fiscal year.

                          Equity Compensation Plans
                           As of December 29, 2002


                                                        (a)                     (b)                        (c)

                                                                                                   Number of securities
                                                Number of securities                             remaining available for
                                                 to be issued upon        Weighted average        future issuance under
                                                    exercise of          exercise price of      equity compensation plans
                                                outstanding options,    outstanding options,      (excluding securities
Plan category                                   warrants and rights     warrants and rights     reflected in column (a))
-------------------------------------------------------------------------------------------------------------------------

Equity Compensation Plans Approved by
 Security Holders
Rogers Corporation 1988 Stock Option Plan               73,548                 $20.35                      49,432
Rogers Corporation 1994 Stock
 Compensation Plan                                     569,648                 $14.42                      22,234
Rogers Corporation 1998 Stock Incentive Plan         1,130,389                 $24.67                     241,545
Rogers Corporation Global Stock Ownership
 Plan For Employees                                                                                       477,587

Equity Compensation Plans Not Approved
 by Security Holders
Rogers Corporation 1990 Stock Option
 Plan (1)                                              914,452                 $22.56                     662,394
Long-Term Enhancement Plan for Senior
 Executives of Rogers Corporation(2)                                                                      115,308

Total                                                2,688,037                 $21.66                   1,568,500

<F1>  The Rogers Corporation 1990 Stock Option Plan was adopted in 1990 to award directors, officers and key employees of Rogers Corporation with stock option grants. Stock options are Rogers' primary long-term incentive vehicle. Under this plan, options generally have an exercise price equal to at least the fair market value of Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date. See page 15 of this proxy statement for further details on Rogers' stock options.
<F2>  The Long-Term Enhancement Plan for Senior Executives of Rogers
      Corporation (the "Enhancement Plan") was adopted in 1997 to indirectly supplement the retirement benefit provided to senior management. Enhancement Plan payments are made in shares of Rogers capital stock. In general, the bonus under the Enhancement Plan is equal to 10% of the bonus earned under the Rogers Annual Incentive Compensation Plan except as increased by an "earnings credit" for bonuses earned before 1996. Payments in capital stock are based on an average closing price of the capital stock. See Executive Compensation on page 8 of this proxy statement for further details on the Enhancement Plan.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This report is submitted by the Compensation and Organization Committee of the Rogers Corporation Board of Directors. This committee report describes the components of Rogers' executive officer compensation programs for 2002 and the basis on which compensation determinations were made with respect to the executive officers of Rogers.

Compensation and Organization Committee Interlocks and Insider
Participation
Rogers' executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors, composed of three independent non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The committee members are: Leonard R. Jaskol (chairperson of the committee), Edward L. Diefenthal, and Robert G. Paul.

Philosophy
The executive compensation philosophy is to align such compensation with the long-term success of Rogers and increases in stockholder value, and to attract, retain, and reward executive officers whose contributions are critical to the long-term success of Rogers. The guiding principles for compensation decisions are to:

* Provide a competitive total annual cash compensation package that targets the 50th percentile of a broad spectrum of manufacturing companies from a wide range of industries to enable Rogers to attract and retain executives. Key elements of the executive compensation program are base salary and the possibility of a bonus under the Annual Incentive Compensation Plan.

* Integrate compensation with the achievement of annual objectives and long-term goals.

* Reward officers for above average corporate performance, and individual initiative and achievement.

* Create long-term incentives that are consistent with the interests of stockholders, primarily through stock option grants.

Base Salaries
The committee reviews salaries for positions with similar responsibilities in the marketplace from a broad spectrum of manufacturing companies in a wide range of industries through published national executive compensation survey data.

Salary adjustments are determined by considering merit increases generally being offered in the aforementioned marketplace, achievement of annual financial and other objectives by Rogers and the business units or functions for which the executive officer is responsible, the overall performance of the executive officer, and any changes in the executive officer's responsibilities. None of these factors are assigned a specific weighted value. The committee allows the factors to change to adapt to various individual, business, economic, and marketplace conditions as they arise. The committee is responsible for approving salary increases for the CEO and recommendations for salary increases made by the CEO for the elected corporate officers that report to him.

Annual Bonuses
The Annual Incentive Compensation Plan has target bonuses of 50% of base salary for the CEO, and between 20% and 40% for the other executive officers, including the other Named Executive Officers.

Subject to an overall corporate percentage of pre-tax profit limitation, actual bonuses may vary from 0% to 200% of the target bonuses depending on performance relative to plan. These amounts are determined by the performance of Rogers (Net Income Per Share) and each division (Division Profit) versus the annual objectives. In general, the broader the responsibility of the executive, the larger the portion of his or her award which is based upon corporate, rather than divisional results; the corporate portion is 100% for the Named Executive Officers. For fiscal 2002, overall corporate performance met targeted levels and, as a result, all of the Named Executive Officers received a bonus.

In 1997, Rogers conducted a number of studies and concluded that its retirement benefit for senior executives was not competitive. Therefore, the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation was established to supplement the retirement benefits of such individuals. Enhancement payments are made in stock of Rogers and are equal to 10% of the bonuses described in the preceding paragraph.

Stock Options
Each year, the committee considers awards of stock options to key personnel. Stock options are Rogers primary long-term incentive vehicle. Usually all senior management personnel, including executive officers, are granted stock options annually. Other selected personnel are granted options from time to time. The number of options awarded to an executive officer is based on the individual's level in the organization, the same performance criteria used to determine salary adjustments, the number of shares granted in prior years and the total number of shares available for grants. The committee does not assign specific weights to these criteria. Options generally have an exercise price equal to at least the fair market value of the Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date.

In fiscal 2002, stock options for a total of 474,560 shares were granted to employees, of which 179,000 shares were granted to the Named Executive Officers and 20,000 shares were granted to all other executive officers.

Stock Ownership
In 1998, Rogers established stock ownership guidelines for senior executives. Such guidelines state that senior executives are expected to own one times their annual salary in Rogers stock after approximately six years in a senior executive position, and two times their annual salary in Rogers stock by the tenth year. To encourage stock ownership, Rogers previously adopted the aforementioned stock compensation programs and in 1999 the board of directors approved a new non-qualified deferred compensation plan. This program allows participants to defer compensation and, ultimately, receive Rogers stock instead of cash.

Chief Executive Officer Compensation
In February of 2001, the committee approved a two-year salary increase of $44,616 (11%) for Mr. Boomer. National survey data from a broad spectrum of manufacturing companies from a wide range of industries was considered, but the decision was weighted heavily by his previous salary level and his continued contributions to Rogers success. A two-year increase, rather than the traditional annual increase, was approved to reflect the committee's philosophy that the CEO have more of a long-term than a short-term influence on Rogers. Reviewing his salary every two years gives the committee a better time frame for that evaluation and salary determination than every year. In February 2002, Mr. Boomer requested and the committee approved a salary decrease of $22,308. At the time, this eliminated the second year of Mr. Boomer's two-year increase and was consistent with a 2002 salary freeze which was implemented for other executives. Salary increases for Mr. Boomer and other executives were retroactively restored later in the year as the company began to achieve satisfactory operating results. He also received a stock option for 75,000 shares of Rogers stock exercisable at $26.11 per share, the fair market value of such stock as of the grant date. This grant was based on the aforementioned stock option criteria. Mr. Boomer is a participant in Rogers Annual Incentive Compensation Plan and for 2002 received a bonus equal to 45% of his annualized base salary pursuant to the plan.

In December of 2002, after determining that it would be appropriate and in the best interest of Rogers to continue the employment of Mr. Boomer until he reaches retirement, and after working with an outside consultant on the matter, the committee and the Board of Directors approved an Executive Supplemental Retirement Agreement for Mr. Boomer. Generally, under the terms of this agreement, if Mr. Boomer continues in the employment of Rogers until at least April 1, 2004, he will be entitled to retire and receive an additional annual retirement benefit of $54,735 for the rest of his life or the actuarial equivalent of this amount. (Additional information about this agreement is located under the heading "RETIREMENT PLANS" on page 12.)

Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement and who are employed on the last day of Rogers taxable year to $1 million, unless certain requirements are met. The committee has considered the impact of this tax code provision and has determined that there is little likelihood that Rogers would pay any amounts in 2003 that would result in the loss of a Federal tax deduction under Section 162(m). Accordingly, the committee has not recommended that any special actions be taken or any plans changed at this time.

Compensation and Organization Committee:    Leonard R. Jaskol, Chairperson
                                            Edward L. Diefenthal, Member
                                            Robert G. Paul, Member

PERFORMANCE GRAPH

The following graph compares the cumulative total return on Rogers capital stock over the past five fiscal years with the cumulative total return on the Standard & Poor's Industrials Index (S&P Industrials) and the S&P SmallCap 600 Electronic Equipment & Instruments Index (S&P 600 Electr Eqp & Instru). Cumulative total return is measured assuming an initial investment of $100 on December 28, 1997 and the reinvestment of dividends as of the end of Rogers fiscal years.

Comparison of Five-Year Cumulative Total Return


Fiscal Year Ends                12/28/97    1/3/99    1/2/00    12/31/00    12/30/01    12/29/02
------------------------------------------------------------------------------------------------

ROGERS CORPORATION                $100       $ 79      $102       $218        $163        $122
S&P INDUSTRIALS                    100        138       174        146         131          98
S&P 600 ELECTR EQP & INSTRU        100         75       131        116          92          67

Termination of Employment and Change of Control Arrangements

Rogers' severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. The number of weeks of salary and benefits continuance is based on length of service. The policy may be amended, modified or terminated at any time by Rogers, except in the case of the executive officers of Rogers as of November 1991. Such officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time each such individual's employment terminates. The right of executive officers to make such an election may be cancelled by Rogers on three years notice. Mr. Wachob would be entitled to 78 weeks of salary and benefit continuance upon termination of employment covered by the policy in effect in November 1991. In the case of Mr. Boomer, if employment is terminated by Rogers, other than for cause, severance pay will equal one year of annual base salary including all employee benefits.

The board of directors determined that it would be in the best interests of Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers executive officers to their duties to Rogers and its stockholders. Toward that purpose, Rogers has agreements with all current elected officers of Rogers, including the Named Executive Officers, which provide certain severance benefits to them in the event of a termination of their employment during a 36 month period following a change in control, as defined in the agreements. The initial term of each agreement is three years and the term is automatically extended for additional one-year periods each anniversary date of the agreements, unless either party objects to such extension. If within a 36 month period following a change in control, an executive's employment is terminated by Rogers without cause, as defined in the agreements, or if such executive resigns in certain specified circumstances, then, provided the executive enters into a two-year non-competition agreement with Rogers, the executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus; (ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

Audit Matters

We expect representatives of Ernst & Young LLP, Rogers independent auditors selected as the independent auditors for the fiscal years ending December 29, 2002, and December 28, 2003, to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Audit Fees: Ernst & Young LLP fees for the 2002 annual audit were $178,300.

Financial Information and System Design and Implementation Fees: No Ernst & Young LLP fees were billed for financial information design and implementation services rendered during 2002.

All Other Fees: Ernst & Young LLP fees for all other services rendered during 2002 were $334,213, including audit related services of $116,528 and non-audit related services of $217,685. Audit related services generally include fees for pension and statutory audits, business acquisitions and accounting consultations while non-audit related services generally include tax advice.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers executive officers and directors, and persons who own more that 10% of Rogers capital stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish Rogers with copies of all Forms 3, 4 and 5 they file.

Based solely on Rogers review of the copies of such forms it has received and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during Rogers fiscal year ended December 29, 2002.

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by Rogers on or before November 21, 2003, for inclusion in Rogers proxy statement and form of proxy. Proposals of stockholders received after February 8, 2004, will not be considered timely and may not be presented at the 2004 Annual Meeting of Stockholders.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained InvestorCom, Inc. to assist in the solicitation of proxies at a cost of approximately $2,500 plus reimbursement of expenses.

By-Law Amendments Approved By the Directors in 2002

In accordance with the Rogers Articles of Organization and By-Laws, amendments to Rogers By-Laws were made and adopted by the Board of Directors on April 25, 2002 and June 19, 2002. The Massachusetts Business Corporation Law expressly permits by-law amendments by the directors (when the articles of organization so provide) except with respect to provisions thereof which by law, the articles of organization or the by-laws requires action by the stockholders. The By-Law amendments identified above did not require action by Rogers stockholders. Rogers stockholders are hereby notified of such amendments but are not being asked to approve the By-Laws as so amended. The most important changes are summarized below.

The amendments adopted on April 25, 2002 relate primarily to the separation of the positions of President and Chief Executive Officer ("CEO") and the creation of the new position of Chief Operating Officer ("COO"). Under the amended By-Laws, the officers of the Corporation may now include a COO as well as a President and a CEO (Art. III, Sec. 1). The CEO has general supervision and control of Rogers business, subject to the direction of the Directors (Art. III, Sec. 6). Neither the CEO nor the

President needs to be a Director of Rogers (Art. III, Sec. 3); previously, the By-Laws required that the President be a Director. The Chairman of the Board ("Chairman"), if any is elected, must be a Director, as in the past (Art. III, Sec. 3). The Chairman, if any is elected, will share certain authority held by the President under the previous By-Laws, such as the authority to accept resignations of Directors (Art. II, Sec. 5) and officers (Art. III, Sec. 4), designate the time and place of special meetings of the Board (Art. II, Sec. 7), and sign stock certificates (Art. IV, Sec. 1).

With a few exceptions, the June 19, 2002 amendments are administrative in nature. Under the amended By-Laws, regular as well as special meetings of the Directors may be held by means of a conference telephone or similar communications equipment, unless the law or Rogers Articles of Organization provides otherwise (Art. II, Sec. 7), and notice of special meetings of the Board can be given by telecopy or other electronic means (Art. II, Sec. 8). Any Vice President (Art. III, Sec. 6), Assistant Treasurer (Art. III, Sec.
7), Assistant Clerk (Art. III, Sec. 8), and other officers (Art. III, Sec.
10) shall have such powers as designated by the CEO or the President in the absence of specific delegation by the Directors. Unless otherwise ordered by the Board of Directors, the CEO, the President, any Vice President, or the Treasurer, acting singly, have full power and authority on behalf of Rogers to vote securities of other corporations in which Rogers has an ownership interest (Art. V, Sec. 4). In addition, the amended By-Laws provide that Rogers may make charitable contributions without a vote of the Board of Directors, subject to the monetary limitations previously contained in the By-Laws (Art. V, Sec. 9).

"Householding" of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Rogers stockholders will be "householding" proxy materials. As indicated in the notice previously provided by these brokers to such stockholders, a single proxy statement and an annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that the broker will be "householding," "householding" will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the broker. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify the broker, send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188 or contact Robert M. Soffer at (860) 779-5566.

Stockholders who currently receive multiple copies of the Rogers proxy statement and annual report from their broker and would like to request "householding" of such information should contact their broker.

                                 Appendix A

                             Rogers Corporation
                           Audit Committee Charter
         As approved by the Board of Directors on February 20, 2003

I.    General Statement of Purpose

      The Audit Committee of the Board of Directors (the "Audit Committee") of Rogers Corporation (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of: (i) the integrity of financial statements of the Company; (ii) the independent auditors' qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditors, and (iv) the Company's procedures for compliance with legal and regulatory requirements. In discharging its objectives, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain counsel, or other experts for this purpose. The Audit Committee shall make regular reports to the Board.

II.   Audit Committee Composition

      The membership of the Audit Committee shall consist of at least three members and shall consist solely of outside independent directors. The term "independent director" will be defined in accordance with the rules of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission. At a minimum, this will require directors who are independent of management and the Company, are financially literate, or who will become financially literate within a reasonable period of time after appointment to the Audit Committee, and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. At least one member of the Audit Committee shall have accounting or related financial management expertise, and, if possible, at least one member will be an "Audit Committee Financial Expert" as defined by the Securities and Exchange Commission. The Board shall designate one member of the Audit Committee to be Chairperson of the Audit Committee. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

III.  Meetings

      The Audit Committee will meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine, but not less frequently than quarterly. The Audit Committee will meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. The Audit Committee will record the actions taken at such meetings and will report to the full Board with respect to its meetings. A majority of the members of the committee shall constitute a quorum. In the absence of the Chairperson of the Audit Committee, the members may appoint any other member to preside.

IV.   Responsibilities

      The policies and procedures of the Audit Committee shall remain flexible, in order to permit the Audit Committee to react to changing conditions and circumstances.

      The Audit Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors in accordance with applicable rules and regulations. The Audit Committee may delegate the authority to one or more members to pre-approve audit and permitted non-audited services, provided that decisions of such subcommittee to grant such pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may establish policies and procedures for pre-approval of non-audit services; provided that such policies and procedures are detailed as to the particular service and the Audit Committee is promptly informed of each service.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall annually review the Audit Committee's own performance.

V.    Audit Committee Principal Processes

      The principal processes of the Audit Committee will generally include the following which are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate:

      A.    Review of Charter and Proxy Statement Report

            The Audit Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

            The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      B. Matters Relating to Selection, Independence and Performance of Independent Auditors

            The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

            The Audit Committee shall, at least annually, obtain and review a report by the independent auditors describing: the firm's internal quality-control procedures; and material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company.

            The Audit Committee shall review with the independent auditors any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

            The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors.

      C.    Matters Related to Company Policies and Procedures

            The Audit Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

            The Audit Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

            The Audit Committee shall review and discuss earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information, as well as such other financial information and earnings guidance as the Audit Committee shall deem appropriate.

            The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

            The Audit Committee shall discuss policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      D.    Audited Financial Statements and Related Audits

            The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61.

            The Audit Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage major business risks, and legal and ethical compliance programs. Further, the Audit Committee shall periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors to discuss the results of their examinations.

            The Audit Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      E.    Interim Financial Statements

            The Audit Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

VI.   General

      The Audit Committee shall perform such other oversight functions as may be requested by the Board.

      The Audit Committee shall, as appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

      Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and the independent auditors. Management is also responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

[LOGO] ROGERS
       CORPORATION

One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogerscorporation.com

[X] PLEASE MARK VOTE           REVOCABLE PROXY
    AS IN THIS EXAMPLE       ROGERS CORPORATION

                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 24, 2003

      The undersigned hereby appoints JAMES M. RUTLEDGE and ROBERT M. SOFFER, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April 24, 2003 at 10:30 a.m. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

                                                          With-     For All
                                                  For     hold      Except
1.    FIXING THE BOARD OF DIRECTORS AT            [ ]      [ ]        [ ]
      NINE AND ELECTING DIRECTORS. To fix
      the number of persons constituting the full board of directors at nine and to elect the following nominees as directors (except as marked to the contrary below):

      Leonard M. Baker, Harry H. Birkenruth, Walter E. Boomer,
      Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol,
      Eileen S. Kraus, William E. Mitchell and Robert G. Paul.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------

      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO FIX THE BOARD AT NINE AND TO ELECT THE NOMINEES AS DIRECTORS, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

                                      -----------------------
  Please be sure to date and sign     | Date                 |
   this Proxy in the box below.       |                      |
-------------------------------------------------------------
|                                                            |
|                                                            |
|                                                            |
|--Stockholder sign above-----Co-holder (if any) sign above--|

  Detach above card, date, sign and mail in postage paid envelope provided.

                             ROGERS CORPORATION

--------------------------------------------------------------------------
| Please sign exactly as your name(s) appear(s) on this proxy card. When  |
| signing in a representative capacity, please give full title.           |
|                                                                         |
| As a stockholder, you are entitled to vote at this year's Annual        |
| Meeting of Stockholders and are encouraged to do so by signing, dating  |
| and returning this proxy card as soon as possible.                      |
|                            PLEASE ACT PROMPTLY                          |
|                  DATE, SIGN & MAIL YOUR PROXY CARD TODAY                |
--------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.


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


[X] PLEASE MARK VOTE           REVOCABLE PROXY
    AS IN THIS EXAMPLE   ROGERS CORPORATION (RESIP)

                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 24, 2003

      The undersigned hereby appoints JAMES M. RUTLEDGE and ROBERT M. SOFFER, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April 24, 2003 at 10:30 a.m. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

                                                          With-     For All
                                                  For     hold      Except
1.    FIXING THE BOARD OF DIRECTORS AT            [ ]      [ ]        [ ]
      NINE AND ELECTING DIRECTORS. To fix
      the number of persons constituting the full board of directors at nine and to elect the following nominees as directors (except as marked to the contrary below):

      Leonard M. Baker, Harry H. Birkenruth, Walter E. Boomer,
      Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol,
      Eileen S. Kraus, William E. Mitchell and Robert G. Paul.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------
      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR,
WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO FIX THE BOARD AT NINE AND TO ELECT THE NOMINEES AS DIRECTORS, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

                                      -----------------------
  Please be sure to date and sign     | Date                 |
   this Proxy in the box below.       |                      |
-------------------------------------------------------------
|                                                            |
|                                                            |
|                                                            |
|--Stockholder sign above-----Co-holder (if any) sign above--|

  Detach above card, date, sign and mail in postage paid envelope provided.

                             ROGERS CORPORATION

--------------------------------------------------------------------------
| This proxy is evidence of your ownership of Rogers Corporaion Capital | | Stock through the Rogers Employee Savings and Investment Plan (RESIP) |
| held by the Trustee, CIGNA Bank & Trust Company, FSB.                   |
|                                                                         |
| As a stockholder, you are entitled to vote at this year's Annual        |
| Meeting of Stockholders and are encouraged to do so by signing, dating  |
| and returning this proxy card as soon as possible.                      |
|                            PLEASE ACT PROMPTLY                          |
|                  DATE, SIGN & MAIL YOUR PROXY CARD TODAY                |
--------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.


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----------------------------------------